Exhibit 99.1

Global Public Affairs & Communications P.O. Box 1734, Atlanta, Georgia 30301 Telephone: +1 (404) 676-2683 Email: pressinquries@na.ko.com

FOR IMMEDIATE RELEASE	CONTACTS: Investors:	Jackson Kelly + 1 (404) 676-7563

	Media:	Kenth Kaerhoeg +1 (404) 676-2683 pressinquiries@na.ko.com

THE COCA-COLA COMPANY FINALIZES TRANSACTION
WITH COCA-COLA ENTERPRISES

Completes Acquisition of CCE’s North American Business, Sale of Norway and Sweden Bottling Operations to CCE

•	Strengthens global franchise system for the long term by accelerating growth in North America and Western Europe

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Increases operating effectiveness and efficiency by combining all the current manufacturing and distribution capabilities of CCE North America and Coca-Cola North America into one strong, unified product supply organization

•	Establishes fully integrated customer teams that will provide a single point-of-contact with end-to-end customer accountability in North America

•	Delivers sustainable growth and long-term value for shareholders, including expected cost and revenue synergies of at least $350 million over the next four years

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Enables The Coca-Cola Company to drive an optimized operating model and increased cash flow returns over the long term by creating the most effective and efficient system tailored to meeting the unique needs of the North American market

ATLANTA, Oct. 3, 2010 -- The Coca-Cola Company (NYSE: KO) today announced that it has completed the acquisition of the North American operations of Coca-Cola Enterprises (NYSE: CCE) and the sale of the Company’s Norway and Sweden bottling operations to CCE. This transaction positions The Coca-Cola Company to more profitably deliver the world's greatest brands and drive long-term value for all shareholders.
“Today begins the next era of winning for our North America system,” said Muhtar Kent, Chairman and CEO, The Coca-Cola Company. “With the completion of this transaction, we have redefined our operating model to best serve the unique needs of our flagship market, in full alignment with our 2020 Vision. Our thoughtful and disciplined planning efforts prior to completing the transaction will enable us to execute and quickly drive a seamless integration in North America, delivering enhanced value to our customers, consumers and independent bottling partners.
“Through CCE’s acquisition of our bottling operations in Norway and Sweden, this transaction also further strengthens our franchise system in Europe by providing broader geographic coverage and optimized marketing and distribution leadership in this key geography,” said Mr. Kent. “Across the globe, The Coca-Cola Company remains committed to continuously evolving and advancing our franchise system in line with the unique needs of each and every market.”
One Strong and Aligned Approach
With the completion of the transaction, The Coca-Cola Company has renamed the sales and operational elements of the North American businesses, Coca-Cola Refreshments USA, Inc. ("CCR") and Coca-Cola Refreshments Canada Company, which will be wholly-owned subsidiaries of The Coca-Cola Company and led by CCR President and CEO Steve Cahillane. CCR will integrate five business components into a 21st-century bottling and customer service operation in both the U.S. and Canada. The five components formerly were: (1) CCE North America; (2) CCNA Foodservice; (3) the Minute Maid and Odwalla juice businesses; (4) CCNA Supply Chain Operations and (5) the Company-owned bottling operations in Philadelphia.
A newly reshaped Coca-Cola North America (“CCNA”), led by President Sandy Douglas, will provide franchise leadership and consumer marketing and innovation for the Company's flagship market. The North American businesses will operate as aligned and agile organizations with distinct capabilities, responsibilities and strengths.
 “As former President of the North American Business Unit for CCE, Steve Cahillane is the perfect choice to lead Coca-Cola Refreshments,” said Mr. Kent. “Together with Sandy Douglas, we have put in place a leadership team with the skills and experiences necessary to deliver sustainable growth in our flagship market.”
Delivering Sustainable Growth and Long-term Value
Once fully integrated, the Company expects to generate operational synergies of at least $350 million per year. The Company anticipates that these operational synergies will be phased in over the next four years, and that it will begin to fully realize the annual benefit from these synergies in the fourth year. These synergies are above and beyond the $150 million in system savings The Coca-Cola Company and CCE had previously committed to delivering between 2009 and 2011 through the Coca-Cola Supply initiative. Longer term, the integration will enable The Coca-Cola Company to drive an optimized operating model and increased cash flow returns by investing its capital in a more efficient system.
While the Company has not made any share repurchases during the current fiscal year, with the closing of this transaction, the Company remains committed to repurchasing at least $1.5 billion in shares in 2010.

About The Coca-Cola Company and CCE Transaction

In February, The Coca-Cola Company entered into a definitive agreement to acquire the assets and liabilities of CCE’s entire North American business for a total value of approximately $12.3 billion. The acquisition of CCE’s North American business includes consideration of The Coca-Cola Company’s 34 percent equity ownership in CCE, valued at $3.4 billion at the date of the announcement, and the assumption of $8.88 billion in debt. Concurrently, CCE acquired the Company's bottling operations in Norway and Sweden for $822 million. Additionally, CCE will have the right to acquire The Coca-Cola Company's majority interest in its German bottler for fair value, 18 to 39 months after the deal announcement.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola®, recognized as the world's most valuable brand, the Company's portfolio includes 12 other billion dollar brands, including Diet Coke®, Fanta®, Sprite®, Coca-Cola Zero®, vitaminwater®, Powerade®, Minute Maid®, Simply® and Georgia®. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy the Company's beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our website at www.thecoca-colacompany.com.

The Coca-Cola Company Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns, shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; the impact of the global credit crisis on our financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States and other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; risks related to our acquisition of Coca-Cola Enterprises Inc.'s North American business operations; and other risks discussed in our Company's filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the dates they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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